As filed with the Securities and Exchange Commission on November 2, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3352630 (I.R.S. Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of Principal Executive Offices and Zip Code)

2014 Employee Stock Purchase Plan
(Full title of the plan)

Roger Lynch
President and Chief Executive Officer
Pandora Media, Inc.
2101 Webster Street, Suite 1650
Oakland, CA 94612
Telephone: (510) 451-4100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share in respect of
-2014 Employee Stock Purchase Plan	6,000,000	(2)	$7.29	(3)	43,740,000.00	5,445.63
Total	6,000,000				43,740,000.00	5,445.63

(1)
In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, $0.0001 par value per share ("Common Stock"), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2)	Represents shares that may be issued under the Registrant's 2014 Employee Stock Purchase Plan, as amended.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on October 26, 2017 (rounded up to the nearest cent).

PART I

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering shares of Pandora Media, Inc.'s (the "Registrant") Common Stock that may be issued under its 2014 Employee Stock Purchase Plan (the "2014 ESPP"), as amended, as described below.

The 2014 ESPP was originally approved by the Registrant's board of directors in December 2013 and the Registrant's stockholders at its 2014 annual meeting of stockholders. In February 2017, the Registrant's board of directors approved an amendment to the 2014 ESPP to increase the number of shares available thereunder by 6,000,000, subject to approval by the Registrant's stockholders at the Registrant's next annual meeting (the "2014 ESPP Amendment"). The Registrant's stockholders approved the 2014 ESPP Amendment at the Registrant's annual meeting of stockholders on August 7, 2017.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The Registrant previously registered shares of its Common Stock for issuance under the 2014 ESPP under a Registration Statement filed with the Securities and Exchange Commission ("the SEC") on January 28, 2014 (File No. 333-193612). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

(a)    The Registrant's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 16, 2017 and the Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on April 27, 2017;

(b)   All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act between the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above and this Registration Statement; and

(c)    The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A (File No. 001-35198), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on June 8, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished on Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.       EXHIBITS

Exhibit		Incorporated by Reference				Filed
Number	Description	Form	File No.	Filing Date	Exhibit	Herewith
4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-172215	4/4/2011	3.1
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	10-Q	001-35198	7/26/2016	3.02
4.3	Amended and Restated Bylaws	S-1/A	333-172215	4/4/2011	3.2
4.4	Certificate of Amendment to the Amended and Restated Bylaws	10-Q	001-35198	7/26/2016	3.04
4.5	Certificate of Amendment to the Amended and Restated Bylaws	8-K	001-35198	3/2/2017	3.1
4.6	Certificate of Amendment to the Amended and Restated Bylaws	8-K	001-35198	3/16/2017	3.1
4.7	Certificate of Amendment to the Amended and Restated Bylaws	8-K	001-35198	3/30/2017	3.1
4.8	Certificate of Amendment to the Amended and Restated Bylaws	8-K	001-35198	4/14/2017	3.1
4.9	Certificate of Amendment to the Amended and Restated Bylaws	8-K	001-35198	4/27/2017	3.1
4.10	Certificate of Amendment to the Amended and Restated Bylaws	8-K	001-35198	9/26/2017	3.2
5.1	Opinion of Sidley Austin LLP					X
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Sidley Austin LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page of this Registration Statement)					X
99.1	Amended and Restated 2014 Employee Stock Purchase Plan	8-K	001-35198	August 9, 2017	10.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on this 2nd day of November 2017.

Pandora Media, Inc.

By:	/s/ Roger J. Lynch
	Name:	Roger J. Lynch
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger Lynch, Naveen Chopra and Stephen Bené, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger J. Lynch
Roger J. Lynch	President, Chief Executive Officer and Director (Principal Executive Officer)	November 2, 2017

/s/ Naveen Chopra
Naveen Chopra	Chief Financial Officer (Principal Financial Officer)	November 2, 2017

/s/ Karen Walker
Karen Walker	Chief Accounting Officer (Principal Accounting Officer)	November 2, 2017

/s/ Gregory B. Maffei
Gregory B. Maffei	Director	November 2, 2017

/s/ Roger Faxon
Roger Faxon	Director	November 2, 2017

/s/ David J. Frear
David J. Frear	Director	November 2, 2017

Jason Hirschhorn	Director	November 2, 2017

/s/ Timothy Leiweke
Timothy Leiweke	Director	November 2, 2017

Michael M. Lynton	Director	November 2, 2017

/s/ James E. Meyer
James E. Meyer	Director	November 2, 2017

/s/ Mickie Rosen
Mickie Rosen	Director	November 2, 2017